EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-2152815 and 333-217009 on Form S-3 and Registration Statement Nos. 333-203721, 333-215184, 333-216032 and 333-217008 each on Form S-8 of our report dated July 30, 2018, relating to the financial statements of KalVista Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of KalVista Pharmaceuticals, Inc. for the year ended April 30, 2018.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 30, 2018